UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Event: July 1, 2016

GOLD BILLION GROUP HOLDINGS LIMITED.

(Exact name of registrant as specified in its charter)

Delaware	6719	13-4167393
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 1202A,12/F., Empire Center 68 Mody Road, Tsim Sha Tsui Kowloon Hong Kong
(Address of principal executive offices)

852-59331214 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Appointment of Director and Vice Chairman

On July 1, 2016, the sole director of the Company appointed Mr Lai Kok Meng as Director and Vice Chairman of the Company.

Mr Lai Kok Meng, aged 52, is Director and Vice Chairman of the Company. He holds a Doctorate degree in Philosophy Causa in Entrepreneurship from the Golden State University, USA. He is the founder and Managing Director of LV Worldwide (M) Sdn Bhd and Tianz Alliance (Shanghai) Group Limited. Mr. Lai has been specializing in manufacturing of high quality GMP standard healthcare, nutritional and beauty products since 1988. His personal business ventures also extended to the areas of packaging services, development, patents registration as well as biomass green technology business.

The Company does not have any employment agreement with the new Director and Vice Chairman. Additionally, there were no transactions during the last two years, or proposed transactions, to which the Company was or is to be a party, in which the new Director and Vice Chairman had or is to have a direct or indirect material interest.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLD BILLION GROUP HOLDINGS LIMITED

Date: July 1, 2016

By: Kok Seng Yeap Eddy
Its:   Chairman and Chief Executive Officer